EXHIBIT 10.2

                        MINERAL OPTION AMENDING AGREEMENT

THIS AGREEMENT is dated as of the 18th day of July, 2001

BETWEEN:
               GERRY DIAKOW,
               ------------
               of 1537 - 54th Street, Tsawwassen, British Columbia

               (the "Optionor")
                                                               OF THE FIRST PART

AND:

               CASCADIA CAPITAL CORPORATION,
               of Suite 880, 50 West Liberty Street,
               Reno, Nevada, 89501 USA

               (the "Optionee")
                                                              OF THE SECOND PART


WHEREAS:

A. The Optionor and the Optionee are parties to an option agreement dated October 21, 2000 (the "Option Agreement");

B. The Optionor and the Optionee wish to amend certain terms of the exercise of the option.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the sum of $1.00 paid by each party to the other (the receipt and sufficiency of which is acknowledged) the parties mutually covenant and agree as follows:

1.                AMENDMENT OF OPTION AGREEMENT

1.1 Paragraph 4(b)(i) of the Option Agreement is amended to read as follows:

         "4(b)    The Option shall be fully exercised by the Optionee:

                  (i) paying the Optionor the sum of US$25,000 on or before December 31, 2002.";

1.2 Paragraph 4(b)(ii) of the Option Agreement is amended to read as follows:

         "(ii) allotting and issuing to the Optionor a total of 1,050,000 fully paid and non-assessable common shares in the capital of the Optionee as follows:

                  (A) 100,000 shares at a deemed price of $0.50 per share on the execution of this Agreement;

                  (B) 50,000 shares at a deemed price of $0.50 per share on December 31, 2001;

                  (C) 200,000 shares upon the completion of the first phase of a work program on the Property, subject to production of an acceptable engineering or geological report


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                           detailing the work done on the Property and
                           recommending further work on the Property;

                  (D) 200,000 shares upon the completion of the second phase of a work program on the Property, subject to production of an acceptable engineering or geological report detailing the work done on the Property and recommending further work on the Property; and

                  (E) 500,000 shares upon the completion of the third phase of a work program on the Property, subject to the production of an acceptable engineering or geological report detailing the work done on the Property and recommending further work on the Property."

1.3 Other than as amended by this Mineral Option Amending Agreement, all provisions, terms and conditions of the Option Agreement remain in full force and effect.

2.                MISCELLANEOUS

2.1 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and may be given by delivering same or mailing same by registered mail or sending same by telegram, telex, telecopier or other similar form of communication to the following addresses:

         The Optionor:              Gerry Diakow
                                    1537 - 54th Street
                                    Tsawwassen, British Columbia

         The Optionee:              Cascadia Capital Corp.
                                    Suite 880, Bank of America Plaza
                                    50 West Liberty Street
                                    Reno, Nevada  89501

                                    Facsimile No. (604)688-4933

Any notice so given shall:

         (a) if delivered, be deemed to have been given at the time of delivery;

         (b) if mailed by registered mail, be deemed to have been given on the fourth business day after and excluding the day on which it was so mailed, but should there be, at the time of mailing or between the time of mailing and the deemed receipt of the notice, a mail strike, slowdown or other labour dispute which might affect the delivery of such notice by the mails, then such notice shall be only effective if actually delivered; and

         (c) if sent by telegraph, telex, telecopier or other similar form of communication, be deemed to have been given or made on the first business day following the day on which it was sent.

Any party may give written notice of a change of address in the aforesaid manner, in which event such notice shall thereafter be given to such party as above provided at such changed address.

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2.2               Amendments. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

2.3 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and undertakings, whether oral or written, pertaining to the subject matter hereof.

2.4 Action on Business Day. If the date upon which any act or payment hereunder is required to be done or made falls on a day which is not a business day, then such act or payment shall be performed or made on the first business day next following.

2.5 No Merger of Judgment. The taking of a judgment on any covenant contained herein or on any covenant set forth in any other security for payment of any indebtedness hereunder or performance of the obligations hereby secured shall not operate as a merger of any such covenant or affect the Optionee's right to interest at the rate and times provided in this Agreement on any money owing to the Optionee under any covenant herein or therein set forth and such judgment shall provide that interest thereon shall be calculated at the same rate and in the same manner as herein provided until such judgment is fully paid and satisfied.

2.6 Severability. If any one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality or enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

2.7 Legal Fees. Notwithstanding anything in the Option Agreement to the contrary, each party shall be responsible for the payment of its own legal fees.

2.8 Successors and Assigns. This Agreement shall enure to the benefit of and be binding upon all parties hereto and their respective successors and assigns, as the case may be.

2.9 Governing Law. This Agreement shall be governed by and be construed in accordance with the laws of the State of Nevada and the parties hereto agree to submit to the jurisdiction of the courts of the State of Nevada with respect to any legal proceedings arising herefrom.

2.10               Time.  Time is of the essence of this Agreement.


2.11 Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and do not define, limit, enlarge or alter the meanings of any paragraph or clause herein.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

Cascadia Capital Corp.

Per:
         /s/Keith Ebert
         --------------------------------------------
         Keith Ebert, President and Director


         /s/Gerry Diakow
         --------------------------------------------
         Gerry Diakow

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